GENERAL ELECTRIC CAPITAL CORPORATION

                                       and

                            THE CHASE MANHATTAN BANK
                                   as Trustee

                                  ------------

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 3, 1999

              (Supplemental to Third Amended and Restated Indenture
                         dated as of February 27, 1997)

                                  ------------

      FIRST SUPPLEMENTAL INDENTURE dated as of May 3, 1999 between GENERAL ELECTRIC CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company") and THE CHASE MANHATTAN BANK, a bank duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Amended and Restated Indenture dated as of February 27, 1997 between the Company and the Trustee (the "Indenture"), providing for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors of the Company; and

      WHEREAS, the Indenture incorporates by reference Articles One through Fourteen of the General Electric Capital Corporation Third Amended and Restated Standard Global Multiple-Series Indenture Provisions dated as of February 27, 1997 (the "Standard Global Provisions"); and

      WHEREAS, Sections 10.01(d) and (e) of the Indenture provide that the Company and the Trustee may enter into a supplemental indenture without the consent of the holders of the Securities in order to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities pursuant to Section 2.01 and Section 2.02 of the Indenture and to make such other provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of any Outstanding Securities or Coupons; and

      WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized.

      NOW, THEREFORE, WITNESSETH:

      That in order to declare certain terms pertaining to the Securities issued after the date hereof and in consideration of the premises herein contained, the Company and the Trustee hereby agree:

      Section 1. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Section 2. Section 2.03 is amended by amending the second sentence thereof to read as follows:

      Except as otherwise provided in this Article Two, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, said Securities to or for the account of the Company, upon the written order of the Company, signed by its Chief Executive Officer, President, Chairman or any Vice Chairman of the Board or one of its Vice Presidents (including Executive and Senior Vice Presidents) and by its Senior Vice President-Corporate Treasury and Global Funding Operations or its Controller, or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time in such written order. If provided for in such procedures, such written order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent or agents.

      Section 3. Section 2.03 is amended by adding the following language to the end of subclause (4)(b) thereof:

      "provided, that, in connection with the authentication of Securities of a series that are part of a medium-term note program, such Opinion of Counsel may, in the alternative, state that certain terms of the Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.02 in conformity with the provisions of this Third Amended and Restated Indenture, and when such other terms as are to be established pursuant to procedures set forth in the written order relating to Securities of such series shall have been so established, all such terms will have been duly established in conformity with the provisions of this Third Amended and Restated Indenture"

      Section 4. Section 2.03 is amended by added the following provision to the end of the first paragraph thereof:

      "; provided, that, in connection with the authentication of Securities of a series that are part of a medium-term note program, the Trustee shall be entitled to receive the documents referred to in clauses (1), (2), (3) and (4) above only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series and the Trustee shall be protected in relying on such documents in authenticating Securities of such series until such documents are superceded or revoked."

      Section 5. Article Two of the Indenture is amended and supplemented by adding the following Section 2.11:

            Section 3.11. Reopening of Tranches. All Securities included in any one Tranche need not be issued by the Company at the same time. Unless otherwise provided, a Tranche may be reopened for issuances of additional Securities in such Tranche upon written order of the Company in accordance with
Section 2.03 of this Third Amended and Restated Indenture with respect to such additional Securities.

      Section 6. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Securities hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture as supplemented by this First Supplemental Indenture is hereby in all respects ratified and confirmed.

      Section 7. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same or for the validity or sufficiency of this First Supplemental Indenture.

      Section 8. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

      Section 9. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            THE CHASE MANHATTAN BANK hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

            IN WITNESS WHEREOF, GENERAL ELECTRIC CAPITAL CORPORATION has caused this First Supplemental Indenture to be signed and acknowledged by its [Senior Vice President-Corporate Treasury and Global Funding Operation] and its corporate seal to be affixed hereunto, and the same to be attested by its [Secretary or one of its Assistant Secretaries], and THE CHASE MANHATTAN BANK has caused this First Supplemental Indenture to be signed and acknowledged by one of its [Vice Presidents] and its corporate seal to be affixed hereunto, and the same to be attested by one of its [Trust Officers], as of the day and year first written above.

[CORPORATE SEAL]        GENERAL ELECTRIC CAPITAL CORPORATION

                        By _________________________________
                           Name:
                           Title:

Attest:

_______________________
Title:


[CORPORATE SEAL]        THE CHASE MANHATTAN BANK

                        By _________________________________
                           Name:
                           Title:

Attest:

_______________________
Title:

STATE OF CONNECTICUT    )
                        : ss.:
COUNTY OF FAIRFIELD     )

            On the __day of ________, 1999, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that s/he resides at ____________; that s/he is [Senior Vice President - Corporate Treasury and Global Funding Operation] of GENERAL ELECTRIC CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that s/he signed his/her name thereto by like authority.

[NOTARIAL SEAL]

                                  ____________________________
                                  Notary Public

STATE OF NEW YORK       )
                        :  ss.:
COUNTY OF NEW YORK      )

            On the __day of ________, 1999, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that s/he resides at ______________; that s/he is a [Vice President] of THE CHASE MANHATTAN BANK, one of the entities described in and which executed the above instrument; that s/he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that s/he signed his/her name thereto by like authority.

[NOTARIAL SEAL]

                                  ____________________________
                                  Notary Public